FOR IMMEDIATE RELEASE

Labcorp Contacts:
Investors: Chas Cook — 336-436-5076
Investor@Labcorp.com

Media: Rachael Valdez — 336-436-8263
Media@Labcorp.com

LABCORP DECLARES QUARTERLY DIVIDEND

BURLINGTON, N.C., July 13, 2023 - Labcorp (NYSE: LH), a leading global life sciences company, announced today that its Board of Directors has declared a cash dividend of $0.72 per share of common stock. The dividend will be payable on September 8, 2023, to stockholders of record as of the close of business on August 8, 2023.

About Labcorp
Labcorp (NYSE: LH) is a global leader of innovative and comprehensive laboratory services that helps doctors, hospitals, pharmaceutical companies, researchers and patients make clear and confident decisions. We provide insights and advance science to improve health and improve lives through our unparalleled diagnostics and drug development laboratory capabilities. The company’s more than 60,000 employees serve clients in over 100 countries, worked on over 80% of the new drugs approved by the FDA in 2022 and performed more than 600 million tests for patients around the world. Learn more about us at www.Labcorp.com or follow us on LinkedIn and Twitter @Labcorp.

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